AXALTA COATING SYSTEMS LTD.
2014 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Axalta Coating Systems Ltd., a Bermuda exempted limited liability company (the “Company”), pursuant to its 2014 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. The RSUs are subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:
Grant Date:
Number of RSUs:
Type of Shares Issuable:	Common Stock

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

AXALTA COATING SYSTEMS LTD. HOLDER:	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

Axalta – RSU Agreement – US (2014 Plan)(2018 Annual Grant - Directors)

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE
RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.
ARTICLE I.
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.2    Incorporation of Terms of Plan. The RSUs and the shares of Common Stock (“Shares”) issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control, except with respect to the definition of Change in Control as defined in this Agreement.
ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS
2.1    Award of RSUs and Dividend Equivalents.
(a)    In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 13.2 of the Plan. Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash as set forth in Section 2.3(b), in either case, at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)    The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends which are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash which is paid as a dividend on one share of Common Stock. All such Dividend Equivalents shall be credited to Participant and paid in cash at the same time as the

Axalta – RSU Agreement – US (2014 Plan)(2018 Annual Grant - Directors)

distribution or payment is made of the RSU to which such Dividend Equivalent relates in accordance with Section 2.3 below. Any Dividend Equivalents that relate to RSUs that are forfeited shall likewise be forfeited without consideration.
2.2    Vesting of RSUs and Dividend Equivalents.
(a)    Subject to Participant’s continued employment with or service to the Company or a Subsidiary on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest as follows: 100% on the first anniversary of the grant date. Each additional RSU which results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) hereof shall vest whenever the underlying RSU to which such additional RSU relates vests. In the event of Participant’s Termination of Service (i) by the Company without Cause within two (2) years after a Change in Control (subject to Section 2.2(c)), (ii) by the Company by reason of Participant’s Disability or (iii) by reason of death, any unvested RSUs shall immediately vest in full and be settled; provided, that if Participant is party to a severance or employment agreement with the Company or any of its affiliates or is a participant in a severance policy of the Company or any of its affiliates, in either case, that provides greater vesting protection to Participant, the RSUs shall be treated in accordance with the applicable terms of such agreement or policy.
(b)    In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs and Dividend Equivalents granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs and Dividend Equivalents which are not so vested shall lapse and expire.
(c)    As a condition to any accelerated vesting of the RSUs due to Participant’s Termination of Service by the Company without Cause within two (2) years after a Change in Control as set forth in Section 2.2(a), Participant shall, within the thirty (30) day period following the date of Participant’s Termination of Service, execute and not revoke a general release of all claims, including all known and unknown and current and potential claims, in favor of the Company and its affiliates in either (A) a form provided to Participant by the Company or (B) if Participant is party to a severance or employment agreement with the Company or any of its affiliates or is a participant in a severance policy of the Company or any of its affiliates, the form of release of claims applicable to Participant under such agreement or policy.
2.3    Distribution or Payment of RSUs.
(a)    Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) or, at the option of the Company, paid in an amount of cash as set forth in Section 2.3(b), in either case, as soon as administratively practicable following the vesting of the applicable RSU pursuant to Section 2.2, and, in any event, within sixty (60) days following such vesting. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury

Axalta – RSU Agreement – US (2014 Plan)(2018 Annual Grant - Directors)

Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A of the Code.
(b)    In the event that the Company elects to make payment of Participant’s RSUs in cash, the amount of cash payable with respect to each RSU shall be equal to the Fair Market Value of a Share on the day immediately preceding the applicable distribution or payment date set forth in Section 2.3(a). All distributions made in Shares shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.
2.4    Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (D) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Company or its Subsidiary with respect to which the applicable withholding obligation arises.
2.5    Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)    Participant shall be required to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. Unless the Participant makes an advance election pursuant to this Section 2.5(a), the Company shall instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(a), including the transactions described in the previous sentence, as applicable. Alternatively, Participant may elect to such tax withholding obligations in one or more of the forms specified below, provided such election is made in accordance with any advance notice requirements that the Company may establish for this purpose:
(i)    by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;
(ii)    with respect to any withholding taxes arising in connection with the distribution of the RSUs, unless otherwise determined by the Administrator, by requesting that the Company and its Subsidiaries withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having

Axalta – RSU Agreement – US (2014 Plan)(2018 Annual Grant - Directors)

a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (or, if the Administrator determines that it would be consistent with Applicable Law and would not result in adverse accounting consequences, such greater amount as the Administrator may designate, up to the maximum statutory withholding rate);
(iii)    with respect to any withholding taxes arising in connection with the distribution of the RSUs, unless otherwise determined by the Administrator, by tendering to the Company vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (or, if the Administrator determines that it would be consistent with Applicable Law and would not result in adverse accounting consequences, such greater amount as the Administrator may designate, up to the maximum statutory withholding rate); or
(iv)    in any combination of the foregoing.
(b)    With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to (i) deduct such amounts from other compensation payable to Participant and/or (ii) treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a) above. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs. The Company may refuse to issue any Shares in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5 if such delay will result in a violation of Section 409A of the Code.
(c)    Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
2.6    Rights as Shareholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights

Axalta – RSU Agreement – US (2014 Plan)(2018 Annual Grant - Directors)

of a shareholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE III.
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the exclusive power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
3.2    RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
3.3    Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 13.2 of the Plan.
3.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Chief Human Resources Officer of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (if to Participant) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Axalta – RSU Agreement – US (2014 Plan)(2018 Annual Grant - Directors)

3.6    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.7    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
3.8    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
3.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs (including RSUs which result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.11    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
3.12    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit or appendix hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof;

Axalta – RSU Agreement – US (2014 Plan)(2018 Annual Grant - Directors)

provided, however, that if Participant is party to a severance or employment agreement with the Company or any of its affiliates or is a participant in a severance policy of the Company or any of its affiliates, in either case, that provides greater vesting protection to Participant, then the RSUs shall be treated in accordance with the applicable terms of such agreement or policy.
3.13    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.14    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
3.15    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.
3.16    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
3.17    Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 2.5(a): (A) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the

Axalta – RSU Agreement – US (2014 Plan)(2018 Annual Grant - Directors)

applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.
3.18    Definitions. Notwithstanding anything to the contrary in the Plan, for purposes of this Agreement:
(a)    “Change in Control” shall mean and includes each of the following: (i) a transaction or series of transactions occurring after the Grant Date whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing 30% or more of the total combined voting power of the Company’s securities outstanding immediately after such transaction; (ii) during any 12 month period, individuals who, at the beginning of such period, constitute the Board together with any new members of the Board whose election by the Board or nomination for election by the Company’s members was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of the one-year period or whose election or nomination for election was previously so approved (other than (x) an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, and (y) any member of the Board whose initial assumption of office during such 12 month period in connection with a transaction described in clause (iii)(x) below that occurs with a non-affiliate third party), cease for any reason to constitute a majority thereof; or (iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) after the Grant Date of (x) a merger, consolidation, reorganization, or business combination or (y) a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, other than a transaction:
(i)    in the case of clauses (i) and (iii), which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, more than seventy percent (70%) of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    in the case of clause (iii), after which no person or group beneficially owns voting securities representing 30% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (b) as beneficially owning 30%

Axalta – RSU Agreement – US (2014 Plan)(2018 Annual Grant - Directors)

or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
(b)    “Disability” shall mean the following: (a) if Participant is a party to an employment, severance or similar agreement with the Company or any of its affiliates in which “disability ” or term of like import is defined, “Disability” or term of like import as defined in such agreement and (b) if no such agreement exists, at any time the Company or any of its affiliates sponsors a long-term disability plan for the Company’s employees, “disability” as defined in such long-term disability plan for the purpose of determining a participant’s eligibility for benefits, provided, however, if the long-term disability plan contains multiple definitions of disability, “Disability” shall refer to that definition of disability which, if Participant qualified for such disability benefits, would provide coverage for the longest period of time. The determination of whether Participant has a Disability shall be made by the person or persons required to make disability determinations under the long-term disability plan. At any time the Company does not sponsor a long-term disability plan for its employees, Disability shall mean Participant’s inability to perform, with or without reasonable accommodation, the essential functions of Participant’s position for a total of three months during any six-month period as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company or its insurers and acceptable to Participant or Participant’s legal representative, with such agreement as to acceptability not to be unreasonably withheld or delayed.

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Axalta – RSU Agreement – US (2014 Plan)(2018 Annual Grant - Directors)